CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of U.S. Trucking, Inc. on Form SB-2 of our reports dated June 10, 1998, June 10, 1998, June 8, 1998, November 7, 1997 and November 3, 1997, appearing in the Prospectus, which is a part of this Registration Statement and to the reference to our firm under the heading "Experts" in the Prospectus.


                            /s/ Bianculli, Pascale & Co. P.C.

                            BIANCULLI, PASCALE & CO. P.C.

Garden City, New York
February 4, 1999